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                                                                   EXHIBIT 23(k)

        CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


                                     November 10, 1999

Premier Bancshares
950 East Paces Ferry Road
Suite 2180
Atlanta, Georgia 30326

     We hereby consent to the inclusion of our opinion letter dated July 28, 1999 to the Board of Directors of Premier Bancshares, Inc. (the "Company") as Appendix C to the proxy statement/prospectus relating to the proposed merger of the Company with and into BB&T Corporation and contained in the Registration Statement on Form S-4, filed with the Securities and Exchange Commission as of the date hereof, and to the references to our firm and such opinion in such proxy statement/ prospectus. In giving consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the "experts" as used in the Act or the Regulations.

                             Donaldson, Lufkin & Jenrette Securities Corporation

                             By:    /s/ Tod D. Perkins
                             Name:  Tod D. Perkins
                             Title: Managing Director

New York City, New York
November 10, 1999